                                                                   EXHIBIT 10.45


                     AMENDMENT TO ASSET PURCHASE AGREEMENT
                                      AND
                 AGREEMENT FOR CONSTRUCTION MANAGEMENT SERVICES


This Amendment to the Asset Purchase Agreement and Agreement for Construction Management Services ("Agreement") is entered into as of this 5th day of August, 1995, by and between Koll Management Services, Inc. ("Koll"), a Delaware corporation, and SCI Services, Inc. ("SCI"), a Minnesota corporation, with reference to the following facts:


                                    RECITALS

A. Koll is the Buyer and SCI is a Seller pursuant to that certain Asset Purchase Agreement dated as of June 30, 1995 ("Asset Purchase Agreement"), by which Buyer purchased substantially all of the operating assets of The Shelard Group, Inc., a Minnesota corporation, and SCI. Terms defined in the Asset Purchase Agreement are used in this Agreement as so defined.

B. Koll is currently engaged in the business of providing asset, property and facility management service, and other realty advisory, brokerage and construction services throughout various regions of the United States including Minnesota. SCI has been in the business of providing general contractor and construction services in the State of Minnesota prior to the Closing of the transactions set forth by the Asset Purchase Agreement which occurred on June 30, 1995. SCI is currently prevented from providing general contractor and construction services in the State of Minnesota pursuant to the Covenant Not to Compete contained in the Asset Purchase Agreement.

C. Pursuant to the Asset Purchase Agreement, Sellers assigned to Koll, as Buyer, that certain Construction Contract listed on Exhibit B-3, EXISTING CONSTRUCTION AGREEMENTS, as DEER RIDGE TOWNHOMES LIMITED PARTNERSHIP ("Deer Ridge Construction Contract"). The Deer Ridge Construction Contract was not meant to be purchased by Koll pursuant to the Asset Purchase Agreement and Koll has not assumed the duties of general contractor pursuant to the Deer Ridge Construction Contract.

D. SCI desires to continue to function as general contractor under the Deer Ridge Construction Contract and to complete the construction of the Deer Ridge Townhomes ("Deer Ridge Project"). Koll is willing to consent to SCI constructing the Deer Ridge Project as general contractor and to provide construction management services to SCI in connection therewith.

E. Koll has previously consented to SCI constructing that certain project commonly known as Carver Lake Townhomes ("Carver Lake Project") pursuant to that certain Agreement for Construction Management Services dated July 14, 1995, by and between Koll and SCI ("Carver Lake Agreement").

                                  AGREEMENTS

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration and receipt and adequacy which are hereby acknowledged the parties agree as follows:

     1.  AMENDMENT TO ASSET PURCHASE AGREEMENT.  The Asset Purchase Agreement is
         -------------------------------------
hereby amended to delete any reference to the assignment of the Deer Ridge Construction Contract to Koll as one of the Assets transferred pursuant to the Asset Purchase Agreement. Koll and SCI agree that the Deer Ridge Construction Contract has not been assigned to Koll and that Koll did not at Closing, and has not subsequently, assumed any obligations or duties pursuant to the Deer Ridge Construction Contract.

     2.  CONSTRUCTION MANAGEMENT SERVICES.  Koll will provide construction
         --------------------------------
management services to SCI in connection with SCI's construction of the Deer Ridge Project as general contractor. Such services shall include the assignment of personnel, accounting and administrative support as necessary to administer the Dear Ridge Construction Contract for the benefit of SCI as general contractor. Koll will invoice SCI for the construction management services at Koll's cost of using Koll employees to provide such services based upon current estimated hourly rates such as, by way of example, the estimated hourly rates of the individuals set forth on Exhibit A hereto.

     3.  SECOND TIME WAIVER OF COVENANT NOT TO COMPETE.  Koll hereby waives the
         ---------------------------------------------
provisions of the Covenant Not To Compete with respect to SCI specifically and only to allow SCI to perform its duties as general contractor under the Deer Ridge Construction Contract. Such waiver shall not be deemed to be nor shall it constitute a waiver of any other provision of the Covenant Not To Compete and SCI acknowledges that the Covenant Not To Compete remains in full force and effect except as expressly waived herein with respect to SCI's construction of the Deer Ridge Project as general contractor and as expressly waived pursuant to the Carver Lake Agreement with respect to SCI's construction of the Carver Lake Project as general contractor.

     4.  INDEMNIFICATION.  SCI hereby agrees to indemnify, defend and hold
         ---------------
harmless Koll, its Representatives and Employees from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest penalties, reasonable attorneys fees and all amounts paid in investigation, defense or settlement of any of the foregoing in connection with any claim by any third party brought against Koll arising from the actions or inactions of SCI or Koll or any of its Representative or Employees in connection with SCI's performance of the Deer Ridge Construction Contract as general contractor and/or Koll's performance of this Agreement as construction manager.

     5.  INSURANCE.  SCI agrees to include Koll, its Representatives and
         ---------
Employees as additional insureds under its

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

course of construction, liability and all risk policies covering the Dear Ridge Project all in a manner reasonably satisfactory to Koll.

     6.  ASSIGNMENT.  Neither this Agreement, nor any of the rights or
         ----------
obligations hereunder, may be assigned by Koll without the prior written consent of SCI, nor by SCI without the prior written consent of Koll. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their, respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     7.  NOTICES.  Unless otherwise provided herein, any notice, request,
         -------
instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial courier, telegraph, telex or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

TO KOLL:

     KOLL
     4343 Von Karman Avenue
     Newport Beach, CA  92660
     Attn:  D. Glen Raiger,
               Executive Vice President
               & Senior Managing Director
     Phone: 714/833-3030
     Fax:   714/833-3755


WITH A COPY TO:

     McKENNA & STAHL
     2603 Main Street, Suite 1010
     Irvine, California 92714-6232
     Attn:  Charles A. McKenna, Jr., Esq.
     Phone: 714/752-2800
     Fax:   714/752-6723

TO SCI:


     SCI SERVICES, INC.
     c/o Kim A. Culp
     KOLL
     11455 Viking Drive, Suite 300
     Eden Prairie, MN  55344
     Phone: 612/943-7001
     Fax:   612/943-7055

WITH A COPY TO:

     MAUN & SIMON
     2900 Norwest Center
     Minneapolis, MN  55402
     Attn:   Jerome E. Simon, Esq.
     Phone:  612/338-1113
     Fax:    612/338-2271


     Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (c) if mailed, forty-eight (48) hours after the date of posting by the United States Post Office as shown by the sender's registry or certification receipt, as the case may be; (d) if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; or (e) if given by telex or telecopy, when sent. Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this Section 7. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 7. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

     8.  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.  This Agreement, constitutes
         ----------------------------------------
the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.  COUNTERPARTS.  This Agreement may be executed in one (1) or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Each such counterpart may have attached thereto separate signature page(s) for one or more of the signatories hereto.

     10.  INVALIDITY.  In the event that any one (l) or more of the provisions
          ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.  HEADINGS.  The headings of the Articles and Sections herein are
          --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.  FURTHER ASSURANCES.  Koll and SCI shall take all appropriate action
          ------------------
and execute such documents which may be reasonably necessary or advisable to carry out any of the provisions hereof.

     13.  EXPENSES.  Koll and SCI shall each be liable for their own costs and
          --------
expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     14.  ATTORNEYS FEES. The parties agree that if it be determined by any
          --------------
court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorney fees, court costs and other reasonable expenses incurred in the enforcement of the rights and obligations set forth in this Agreement or any claim for damages based on any breach of this Agreement.

     15.  MISCELLANEOUS. Where the context so requires, the use of the neuter
          -------------
gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa. Time is of the essence of this Agreement. There are no third party beneficiaries to this Agreement. Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof or any amendments hereto.



                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                 KOLL

                                 KOLL MANAGEMENT SERVICES, INC.



                                 By:  _______________________________
                                      D. GLEN RAIGER,
                                      Executive Vice President and
                                       Senior Managing Director


                                 SCI

                                 SCI SERVICES, INC., a Minnesota
                                 corporation



                                 By:  _______________________________
                                      KIM A. CULP, President



                                 By:  _______________________________
                                      SHELDON Z. WERT, Vice President